      As filed with the Securities and Exchange Commission on June 20, 2003
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        FIRST COMMUNITY BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                       NEVADA                                     55-0694814
  (State or Other Jurisdiction of Incorporation or      (I.R.S. Employer Identification
                   Organization)                                     No.)

                               ONE COMMUNITY PLACE
                            BLUEFIELD, VIRGINIA 24605
          (Address of Principal Executive Offices, Including Zip Code)

          THE COMMONWEALTH BANK AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 JOHN M. MENDEZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        FIRST COMMUNITY BANCSHARES, INC.
                               ONE COMMUNITY PLACE
                            BLUEFIELD, VIRGINIA 24605
                     (Name and Address of Agent for Service)

                                 (276) 326-9000
          (Telephone Number, Including Area Code, of Agent for Service)

                                  ------------

                                    Copy to:

                              JEFFREY D. HAAS, ESQ.
                              NORMAN B. ANTIN, ESQ.
                                PATTON BOGGS LLP
                                2550 M STREET, NW
                           WASHINGTON D.C., 20037-1350
                                 (202) 457-6000

                                  -------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                         PROPOSED MAXIMUM
                                                   PROPOSED MAXIMUM          AGGREGATE
 TITLE OF SECURITIES           AMOUNT TO BE         OFFERING PRICE           OFFERING              AMOUNT OF
   TO BE REGISTERED             REGISTERED          PER SHARE (1)            PRICE (1)          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00 per share     112,124 shares (2)        $35.19              $3,945,644               $320
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices on June 17, 2003, as reported by the Nasdaq National Market.

(2) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the CommonWealth Bank Amended and Restated Stock Option Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents filed with the Securities and Exchange Commission (the "Commission") by First Community Bancshares, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement (in each instance, our Commission file number is 000-19297):

                (a) Our Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 31, 2003.

                (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed on May 15, 2003 and our Current Reports on Form 8-K filed on January 16, 2003, January 27, 2003, January 28, 2003, February 26, 2003,
March 4, 2003, March 25, 2003, March 26, 2003, March 28, 2003, April 22, 2003,
May 22, 2003, June 5, 2003, June 9, 2003 and June 18, 2003.

                (c) The description of our Common Stock contained in the Registrant's Form 8-A as filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), on May 20, 1991.

                All documents filed by the Registrant pursuant to the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any such amendment or supplement.

ITEM 4.         DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 27 of the Registrant's Bylaws requires indemnification of the Registrant's directors and officers and any person serving as such for another corporation at our request, against costs and expenses at any time reasonably incurred by the director or officer arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duty to the Registrant. If, in the judgment of the Board of Directors of the Registrant, a settlement of any claim, action, suit or proceeding so arising be deemed in the best interests of the Registrant, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be, in addition to, any and all rights to which any director or officer may be entitled as a matter of law.

The Nevada General Corporation Law provides as follows:

78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

        (a)     Is not liable pursuant to NRS 78.138; or

        (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

        (a)     Is not liable pursuant to NRS 78.138; or

        (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        (a)     By the stockholders;

        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

        (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles or incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

        (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles or incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

78.752 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

        (a)     The creation of a trust fund.

        (b)     The establishment of a program of self-insurance.

        (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

        (d)     The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

4.      In the absence of fraud:

        (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

        (b)     The insurance or other financial arrangement:

        (1)     Is not void or voidable; and

        (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.


ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.         EXHIBITS.


  EXHIBIT NO.                                     DESCRIPTION
  -----------                                     -----------
      5.1       Opinion of Patton Boggs LLP regarding the legality of the Common Stock being registered.

      23.1      Consent of Ernst & Young LLP.

      23.2      Consent of Patton Boggs LLP (included in Exhibit 5.1 hereto).

      24.1      Power of Attorney (included in the signature page of this Registration Statement).

ITEM 9.         UNDERTAKINGS.

                (a)     The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on June 20, 2003.


                                   FIRST COMMUNITY BANCSHARES, INC.


                                   By:    /s/ John M. Mendez
                                          --------------------------------------
                                          John M. Mendez
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below, hereby makes, constitutes and appoints John M. Mendez or his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

NAME                                                    TITLE                      DATE
----                                                    -----                      ----
/s/ Sam Clark                                          Director                June 20, 2003
-------------------------------------
Sam Clark


/s/ Allen T. Hamner                                    Director                June 20, 2003
-------------------------------------
Allen T. Hamner


/s/ B.W. Harvey                                        Director                June 20, 2003
-------------------------------------
B. W. Harvey


/s/ I. Norris Kantor                                   Director                June 20, 2003
-------------------------------------
I. Norris Kantor


/s/ John M. Mendez                         President, Chief Executive          June 20, 2003
-------------------------------------      Officer and Director (Principal
John M. Mendez                             Executive Officer)


/s/ A.A. Modena                                        Director                June 20, 2003
-------------------------------------
A. A. Modena

/s/ Robert L. Schumacher                       Chief Financial Officer         June 20, 2003
-------------------------------------          (Principal Financial and
Robert L. Schumacher                             Accounting Officer)


/s/ Robert E. Perkinson, Jr.                           Director                June 20, 2003
-------------------------------------
Robert E. Perkinson, Jr.


/s/ William P. Stafford                    Chairman of the Board and Director  June 20, 2003
-------------------------------------
William P. Stafford


/s/ William P. Stafford, II                            Director                June 20, 2003
-------------------------------------
William P. Stafford, II


/s/ W.W. Tinder, Jr.                                   Director                June 20, 2003
-------------------------------------
W. W. Tinder, Jr.

                                  EXHIBIT INDEX

  EXHIBIT NO.                                       DESCRIPTION
  -----------                                       -----------
      5.1         Opinion of Patton Boggs LLP regarding the legality of the Common Stock being registered.

      23.1        Consent of Ernst & Young LLP.

      23.2        Consent of Patton Boggs LLP (included in Exhibit 5.1 hereto).

      24.1        Power of Attorney (included in the signature page of this Registration Statement).